Exhibit 4(b)(1)

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendments”), dated effective as of January 1, 2006, is executed by and among BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders under the Credit Agreement referred to below (the “Agent”) and individually as a Lender, IMPERIAL SUGAR COMPANY, a Texas corporation (the “Parent” and one of the Borrowers), and the other Borrowers and Obligated Parties which are signatories hereto below.

R E C I T A L S:

A. The Parent and certain of its Subsidiaries, as Borrowers, and Bank of America, N.A., as the Agent and a Lender, are parties to that certain Amended and Restated Credit Agreement dated as of December 1, 2004 (as amended from time to time, the “Credit Agreement”) pursuant to which, among other things, the Lender has made a revolving credit facility available to the Borrowers.

B. The Parent previously sold all of its capital stock of Holly Sugar Corporation to a third party and, in connection with such sale and pursuant to a Consent and Agreement dated as of September 20, 2005, executed by the Agent, the Borrowers and the other Obligated Parties, Holly Sugar Corporation was released from all of its obligations under the Credit Agreement.

C. The parties hereto now desire to amend the Credit Agreement, the Borrower Security Agreement and each of the Guarantor Security Agreements to, among other things, provide for springing dominion of funds as opposed to full dominion of funds.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which arc hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings therefor set forth in the Credit Agreement.

2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows.

(a) Section 5.2(d). The first sentence of Section 5.2(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Obligated Parties will furnish or cause to be furnished, with each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and with each of the unaudited Financial Statements delivered pursuant to Section 5.2(b), a certificate of the chief financial officer or chief accounting officer of the Parent in the form of Exhibit D (a “Compliance Certificate”) (i) setting forth in reasonable detail the calculations required to establish the Obligated Parties’ compliance with the covenant set forth in Section 7.22 during the period covered by such Financial Statements and as of the end thereof and (ii) except as explained in reasonable detail in such certificate, (A) stating that all of the representations and warranties of the Obligated Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular data, (B) stating that the Obligated Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) stating that no Default or Event of Default then exists or existed during the period covered by such Financial Statements,

OMNIBUS AMENDMENT – Page 1

(D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all such Financial Statements, provided that the requirement in this clause (D) may be satisfied by delivery of the Parent’s report on Form 10-Q (as to quarterly Financial Statements) or Form 10-K (as to annual Financial Statements), and

(E) stating that (1) a Dominion Event did not occur during the period covered by such Financial Statements or, if such a Dominion Event did occur during such period, stating that a Dominion Event did occur during such period, describing such event and stating the initial date upon which such event occurred, and (2) if a Dominion Event did not occur during such period but did occur during a prior period and a Dominion Termination Event with respect to such Dominion Event did not occur during a prior period but occurred during the period covered by such Financial Statements, stating that a Dominion Termination Event did occur during such period, describing such event and stating the initial date upon which such event occurred.”

(b) Additional Definitions. Annex A to the Credit Agreement is hereby amended to add the following terms and definitions, which terms shall appear in alphabetical order in such Annex A:

“‘Dominion Event’ means (a) the occurrence of an Event of Default, (b) the occurrence of a Material Adverse Effect, or (c) the Availability at any time is less than $40,000,000.”

“‘Dominion Period’ means a period of time during which a Dominion Event has occurred and a Dominion Termination Event with respect to such Dominion Event has not occurred.”

“‘Dominion Termination Event’ means, with respect to each Dominion Event that has previously occurred, the initial date after the occurrence of such Dominion Event upon which (a) Availability equals or exceeds $50,000,000 for each day of a Fiscal Quarter commencing after the occurrence of such Dominion Event and (b) no Event of Default or Material Adverse Effect exists.”

(c) Compliance Certificate. Exhibit D to the Credit Agreement, the form of Compliance Certificate, is amended and restated in its entirety to read as set forth on Omnibus Amendment Exhibit D to this Amendment.

3. Amendment to the Borrower Security Agreement. Section 11 of the Borrower Security Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The terms and provisions of this Section 11(a) shall apply at all times other than during a Dominion Period. The Grantors shall make collection of all Accounts and other Collateral and promptly deposit all such payments and receipts in their original form duly endorsed in blank into a Payment Account. Pursuant to this Section 11 (a), all collected funds in any deposit account shall be transferred on each Business Day to a Payment Account established for the account of the applicable Grantor at a Clearing Bank reasonably acceptable to the Agent and subject to a Blocked Account Agreement, in form and substance satisfactory to the Agent, which will provide for the Agent’s dominion and control over such Payment Account upon notice from the Agent to such Clearing Bank. The Agent agrees to assert its dominion and control over the Payment Accounts only during a Dominion Period.

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(b) The terms and provisions of this Section 11(b) shall apply at all times during a Dominion Period. The Grantors shall establish and maintain in effect one or more lock-box services for collections of Accounts and payment intangibles at Clearing Banks acceptable to the Agent, subject to Blocked Account Agreements and other documentation acceptable to the Agent. The Grantors shall promptly and thereafter instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, any Grantor receives any proceeds of Accounts and payment intangibles, it shall receive such payments as the Agent’s trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections of each Grantor received in any lock-box or Payment Account or directly by any Grantor or the Agent, and all funds in any such Payment Account or other account to which such collections are deposited shall be subject to the Agent’s sole control and withdrawals by any Grantor shall not be permitted. Notwithstanding anything to the contrary contained herein, as of Closing Date, the Grantors acknowledge and agree that the only Payment Accounts that are acceptable to the Agent for purposes of this Section 11(b) are account numbers 0584860 and 0091061 with Mellon Bank, N.A., in the name of Imperial Distributing, Inc. (the “Current Payment Accounts”) and, unless and until a Payment Account pursuant to a Blocked Account Agreement and other documentation acceptable to the Agent is established, any proceeds of any Grantor’s Accounts, payment intangibles or other Collateral of any kind will be deposited in the Current Payment Accounts. The Grantors agree that the Current Payment Accounts were previously established in the name of Imperial Distributing, Inc. by and at the direction of the Grantors (and not as a requirement of the Agent) in accordance with each such Grantor’s cash management procedures and protocols. The Agent or the Agent’s designee may, at any time after a Default or an Event of Default has occurred, notify each Grantor’s Account Debtors that such Grantor’s Accounts have been assigned to the Agent and of the Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default exists, each Grantor, at the Agent’s request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of any Grantor’s Accounts are received.

(c) At all times during a Dominion Period, if sales of Inventory are made or services are rendered for cash, each Grantor shall immediately deliver to the Agent or deposit into a Payment Account the cash which such Grantor receives.

(d) At all times during a Dominion Period, all payments including immediately available funds received by the Agent at a bank account designated by it, will be the Agent’s sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection); provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, and (ii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Grantors).

(e) In the event the Grantors repay all of the Obligations upon the termination of the Credit Agreement or upon acceleration of the Obligations, other than through the Agent’s receipt of payments on account of the Grantors” Accounts or proceeds of the other Collateral, such payment will be credited (conditioned upon final

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collection) to the Grantors’ Loan Account after the Agent’s receipt of immediately available funds.”

4. Amendments to Guarantor Security Agreements. Section 11 of each of the Guarantor Security Agreements is hereby amended and restated to read in its entirety as follows:

“(a) The terms and provisions of this Section 11(a) shall apply at all times other than during a Dominion Period. The Grantor shall make collection of all Accounts and other Collateral and promptly deposit all such payments and receipts in their original form duly endorsed in blank into a Payment Account. Pursuant to this Section 11(a), all collected funds in any deposit account shall be transferred on each Business Day to a Payment Account established for the account of the Grantor at a Clearing Bank reasonably acceptable to the Agent and subject to a Blocked Account Agreement, in form and substance satisfactory to the Agent, which will provide for the Agent’s dominion and control over such Payment Account upon notice from the Agent to such Clearing Bank. The Agent agrees to assert its dominion and control over the Payment Accounts only during a Dominion Period.

(b) The terms and provisions of this Section 11(b) shall apply at all times during a Dominion Period. The Grantor shall establish one or more lock-box services for collections of Accounts and payment intangibles at Clearing Banks acceptable to the Agent, subject to Blocked Account Agreements and other documentation acceptable to the Agent. The Grantor shall promptly and thereafter instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Grantor receives any proceeds of Accounts and payment intangibles, it shall receive such payments as the Agent’s trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections of the Grantor received in any lock-box or Payment Account or directly by the Grantor or the Agent, and all funds in any such Payment Account or other account to which such collections are deposited shall be subject to the Agent’s sole control and withdrawals by any Grantor shall not be permitted. Notwithstanding anything to the contrary contained herein, as of Closing Date, the Grantor acknowledges and agrees that the only Payment Accounts that are acceptable to the Agent for purposes of this Section 11(b) are account numbers 0584860 and 0091061 with Mellon Bank, N.A., in the name of Imperial Distributing, Inc. (the “Current Payment Accounts”) and, unless and until a Payment Account pursuant to a Blocked Account Agreement and other documentation acceptable to the Agent is established, any proceeds of the Grantor’s Accounts, payment intangibles or other Collateral of any kind will be deposited in the Current Payment Accounts. The Grantor agrees that the Current Payment Accounts were previously established in the name of Imperial Distributing, Inc. by and at the direction of the Grantor (and not as a requirement of the Agent) in accordance with the Grantor’s cash management procedures and protocols. The Agent or the Agent’s designee may, at any time after a Default or an Event of Default has occurred, notify the Grantor’s Account Debtors that the Grantor’s Accounts have been assigned to the Agent and of the Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default exists, the Grantor, at the Agent’s request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of the Grantor’s Accounts are received.

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(c) At all times during a Dominion Period, if sales of Inventory are made or services are rendered for cash, the Grantor shall immediately deliver to the Agent or deposit into a Payment Account the cash which the Grantor receives.

(d) At all times during a Dominion Period, all payments including immediately available funds received by the Agent at a bank account designated by it, will be the Agent’s sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection); provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, and (ii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Grantor).

(e) In the event the Grantor repays all of the Obligations upon the termination of the Credit Agreement or upon acceleration of the Obligations, other than through the Agent’s receipt of payments on account of the Grantor’s Accounts or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to the Grantor’s Loan Account after the Agent’s receipt of immediately available funds.”

5. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent to the reasonable satisfaction of the Agent:

(a) the Agent shall have received certified resolutions of the board of directors or other appropriate governing body of each of the Obligated Parties which authorize the execution, delivery and performance of this Amendment; and

(b) the Agent shall have executed and delivered to Mellon Bank, N.A. and Mellon Financial Services Corporation #1, in accordance with paragraph 10 of the Blocked Account Agreement, written instructions in form and substance satisfactory to the Agent relating to springing dominion of funds.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S.

7. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

8. Successors and Assigns. This Amendment shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns and is binding upon the Borrowers and the other Obligated Parties and their successors and assigns; provided, however, that none of the Borrowers or other Obligated Parties may assign or transfer any of its obligations hereunder without the prior written consent of the Agent and the Lenders.

9. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the day and year first above written

IMPERIAL SUGAR COMPANY

By:	/s/ H. P. Mechler
Name:	H. P. Mechler
Title:	Senior Vice President and Chief Financial Officer

FORT BEND UTILITIES COMPANY

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

HOLLY FINANCE COMPANY

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	Senior Vice President

IMPERIAL DIS1RIBUTING, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	Senior Vice President

IMPERIAL SWEETENER DISTRIBUTORS, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

OMNIBUS AMENDMENT – Page 6

IMPERIAL-SAVANNAH LP

By:	Savannah Molasses & Specialties Company
Title:	General Partner

	By:	/s/ William F. Schwer
	Name:	William F. Schwer
	Title:	President

RAGUS HOLDINGS, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH FOODS INDUSTRIAL, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

BIOMASS CORPORATION

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

DIXIE CRYSTALS FOODSERVICE, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

ICUBE, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

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IMPERIAL HOLLY CORPORATION

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

MENU MAGIC FOODS, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH FOODS & INDUSTRIES, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH INVESTMENT COMPANY

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH MOLASSES & SPECIALTIES COMPANY

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH SUGAR REFINING CORPORATION

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

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AGENT:

BANK OF AMERICA, N.A., as the Agent and sole Lender under the Credit Agreement

By:	/s/ Stephen J. King
Name:	Stephen J. King
Title:	Vice President

OMNIBUS AMENDMENT – Page 9

OMNIBUS AMENDMENT EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE – Page 1

COMPLIANCE CERTIFICATE

The undersigned, duly appointed and acting __________________ of Imperial Sugar Company (the “Parent”), solely in such capacity (and not in [his/her] individual capacity) being duly authorized, hereby delivers this Compliance Certificate to the Agent, pursuant to Section 5.2(d) of that certain Amended and Restated Credit Agreement, dated as of December 1, 2004 (as such agreement may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among certain financial institutions party thereto from time to time (collectively, the “Lenders”), Bank of America, N.A., in its capacity as administrative agent for the Lenders (the “Agent”), Imperial Sugar Company, Fort Bend Utilities Company, Holly Finance Company, Holly Sugar Corporation, Imperial Distributing, Inc., Imperial Sweetener Distributors, Inc., Imperial-Savannah LP, Ragus Holdings, Inc. and Savannah Foods Industrial, Inc. (the “Borrowers”), reference to which hereby is made. Terms defined in the Credit Agreement, wherever used herein, shall have the same meanings as are prescribed by the Credit Agreement

1.	The Parent hereby delivers to the Agent [check as applicable]:

☐	the consolidated audited and consolidating unaudited Fiscal Year end Financial Statements of the Parent and its Subsidiaries and the accountant’s report required by Section 5.2(a) of the Credit Agreement and the certificate of such accountants required by Section 5.2(c) of the Credit Agreement, each dated as of , ;

☐	the consolidated unaudited calendar month end Financial Statements of the Parent and its Subsidiaries required by Section 5.2(b)(i) of the Credit Agreement, dated as of , ;

☐	the consolidated unaudited Fiscal Quarter end Financial Statements of the Parent and its Subsidiaries required by Section 5.2(b)(ii) of the Credit Agreement, dated as of , ;

☐	the consolidated unaudited month end Financial Statements of the Parent and its Subsidiaries as of and for the end of the last month of the Fiscal Year required by Section 5.2(b)(iii) of the Credit Agreement, dated as of , ;

Such Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP (as applicable) applied consistently throughout the periods reflected therein.

2. The undersigned represents and warrants to the Agent that, except as may have been previously or concurrently disclosed to the Agent in writing by the Parent, the presentations and warranties contained in Article 6 of the Credit Agreement and in the other Loan Documents are correct and complete in all material respects on and as of the date of this Compliance Certificate as if made on and as of the date hereof (except to the extent that such representations and warranties are expressly by their terms made only as of the Closing Date or another specified date).

3. The undersigned represents and warrants to the Agent that as of the date of this Compliance Certificate, except as previously or concurrently disclosed to the Agent in writing by the Borrower, the Obligated Parties are in compliance in all respects with all of their respective covenants and agreements in the Credit Agreement and the other Loan Documents.

COMPLIANCE CERTIFICATE – Page 2

4. The undersigned hereby states that, to the best of [his/her] knowledge and based upon an examination sufficient to enable an informed statement [check as applicable]:

☐	No Default or Event of Default exists as of the date hereof or existed during the period covered by the Financial Statements referenced in paragraph 1 of this Compliance Certificate.

☐	One or more Defaults or Events of Default exist as of the date hereof or existed during the period covered by the Financial Statements referenced in paragraph 1 of this Compliance Certificate. Included within Exhibit A attached hereto is a written description specifying each such Default or Event of Default, its nature, when it occurred, whether it is continuing as of the date hereof and the steps taken or being taken by the Borrowers with respect thereto. Except as so specified, no Default or Event of Default exists as of the date hereof.

☐	A Dominion Event did not occur during the period covered by the Financial Statements referenced in paragraph 1 above.

☐	A Dominion Event did occur during the period covered by the Financial Statements referenced in paragraph 1 above, and included within Exhibit A attached hereto is a description of such Dominion Event and a statement of the initial date upon which such event occurred.

☐	A Dominion Termination Event, with respect to a Dominion Event that occurred during a prior period, initially occurred during the period covered by the Financial Statements referenced in paragraph 1 above, and included within Exhibit A attached hereto is a description of such Dominion Termination Event and a statement of the initial date upon which such event occurred.

5. Exhibit B attached hereto sets forth the calculations necessary to establish the status of compliance with the covenant contained in Section 7.22 (“EBITDA”) of the Credit Agreement as of the effective date of the Financial Statements referenced in paragraph 1 above.

6. Exhibit C attached hereto sets forth a description and analysis in reasonable detail of all material trends, changes and developments in each and all Financial Statements, as required by Section 5.2(d)(ii)(D).

[Remainder of page intentionally left blank.]

COMPLIANCE CERTIFICATE – Page 3

Date of execution of this Compliance Certificate _______________, ___.

IMPERIAL SUGAR COMPANY,

as Parent and a Borrower

By:
Name:
Title:

COMPLIANCE CERTIFICATE – Page 4

EXHIBIT A

to

COMPLIANCE CERTIFICATE

dated

_______________, 20__

The following is attached to and made a part of the above referenced Compliance Certificate.

[Specify Defaults, Events of Defaults, Dominion Events or Dominion Termination Events, as applicable.]

EXHIBIT A TO COMPLIANCE CERTIFICATE

EXHIBIT B

to

COMPLIANCE CERTIFICATE

dated

_______________, 20__

The following is attached to and made a part of the above referenced Compliance Certificate.

[Insert calculations.]

EXHIBIT B TO COMPLIANCE CERTIFICATE

EXHIBIT C

to

COMPLIANCE CERTIFICATE

dated

_______________, 20__

The following is attached to and made a part of the above referenced Compliance Certificate.

[Insert material trends, changes, and developments, as required by paragraph 6]

EXHIBIT B TO COMPLIANCE CERTIFICATE